EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-188368, 333-181092, 333-163857, 333-129542, 333-124785 and 333-106007) and Form S-3 (Nos. 333-194146, 333-67020, and 333-91349) of Johnson & Johnson of our report dated February 24, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 24, 2016